Exhibit 99.1

NEWS RELEASE

For Immediate Release
April 30, 2013
MAXWELL TECHNOLOGIES REPORTS UNAUDITED FINANCIAL HIGHLIGHTS
FOR FOURTH QUARTER 2012 AND FIRST QUARTER 2013
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Increased Hybrid Bus Production in China Drives Strong Ultracapacitor Shipments
    SAN DIEGO, Calif. - Maxwell Technologies, Inc. (Nasdaq: MXWL) today reported the following preliminary, unaudited selected financial highlights for the fourth quarter ended December 31, 2012, and the first quarter ended March 31, 2013, pending quarterly reviews, annual audits and filing of financial statements with the Securities and Exchange Commission (SEC) for those periods.

•	Invoiced shipments for the quarters ended December 31, 2012 and March 31, 2013, totaled $41.9 million and $46.6 million, respectively.

•	Cash and cash equivalents totaled $28.7 million and $34.1 million as of December 31, 2012 and March 31, 2013, respectively.

•	Days of shipments outstanding at the close of the December 2012 and March 2013 quarters were 85 and 67, respectively.

•	Accounts payable and accrued liabilities at the close of the December 2012 and March 2013 quarters totaled $28.3 million and $31.4 million, respectively.

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Debt obligations outstanding as of March 31, 2013 totaled $9.1 million, consisting of an equipment term loan of $3.7 million at an interest rate of 2.5 percent at March 31, 2013, and debt of $5.4 million held by the company's Swiss subsidiary at interest rates ranging from of 2.1 to 2.35 percent at March 31, 2013.

Invoiced ultracapacitor shipments totaled $26.1 million in the fourth quarter of 2012, and increased by 27 percent, to $33.1 million in the first quarter of 2013. Invoiced shipments of high voltage capacitor and microelectronics products totaled $15.8 million in the fourth quarter of 2012, and decreased by 15 percent to $13.4 million in the first quarter of 2013.

“Strong ultracapacitor demand for hybrid transit bus production in China that originally was expected in the fourth quarter materialized in late December with the announcement of a new government subsidy program,” said David Schramm, Maxwell's president and chief executive officer. “This surge in bus-related demand has continued through the first quarter and into the current second quarter. However, visibility into the remainder of the year is limited, so we will continue to monitor ultracapacitor demand indications and adjust our operating plans accordingly. Demand for high-voltage capacitor and microelectronic products has been steady and in line with our expectations.”

Previously announced steps to expand ultracapacitor production capacity to meet increasing demand continue on schedule. Contract assembly capacity for large cells will be increased by approximately 50 percent during the third quarter of 2013, and a new ultracapacitor electrode fabrication line that is being installed in the company's 123,000 square-foot leased facility in Peoria, Arizona, will roughly double current electrode production capacity when it comes on line later this year.

On March 7, 2013, the company announced that previously issued financial statements for the fiscal year ended December 31, 2011, and unaudited quarterly reports for the first three fiscal quarters of 2012, would be restated to correct revenue recognition errors in those statements.

On March 18, 2013, the company's former independent auditors resigned, resulting in a delay in filing restated financial statements for year end 2011 and the first three fiscal quarters of 2012, and in completing audited financial statements for fiscal year 2012. On April 1, 2013, the company appointed BDO USA, LLP, as its new independent auditor. BDO currently is in the process of auditing financial statements for the fiscal years ended December 31, 2010, 2011 and 2012, and reviewing quarterly statements for 2013, and is working with management to develop a timeline for filing financial statements with the SEC.

Following our restatement announcement, several shareholder class action lawsuits have been filed in federal court against the company and certain of our current and former officer's and director's.  These lawsuits will be consolidated into one class

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MAXWELL TECHNOLOGIES REPORTS UNAUDITED FINANCIAL HIGHLIGHTS

action lawsuit.  In addition, shareholder derivative lawsuits have been filed against certain of our current and former officers and directors in state and federal court.  The company is also cooperating with investigations by the Department of Justice and the Securities and Exchange Commission related to the restatement.  Although the company carries directors and officers insurance, to the extent our indemnification obligations in these matters or an adverse result should exceed our available insurance coverage, it could have a material adverse effect on our operating results.

Maxwell is a leading developer and manufacturer of innovative, cost-effective energy storage and power delivery solutions. Our ultracapacitor products provide safe and reliable power solutions for applications in consumer and industrial electronics, automotive, transportation and information technology. Our high-voltage capacitor products help to ensure the safety and reliability of electric utility infrastructure and other applications involving transport, distribution and measurement of high-voltage electrical energy. Our radiation-mitigated microelectronic products include power modules, memory modules and single board computers that incorporate powerful commercial silicon for superior performance and high reliability in aerospace applications.

Forward-looking statements: Statements in this news release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Such risks, uncertainties and contingencies include, but are not limited to, the following:

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Risks related to our international operations including, but not limited to, our ability to adequately comply with the changing rules and regulations in countries where our business is conducted, our ability to oversee and control our foreign subsidiaries and their operations, our ability to effectively manage foreign currency exchange rate fluctuations arising from our international operations, and our ability to continue to comply with the U.S. Foreign Corrupt Practices Act as well as the anti-bribery laws of foreign jurisdictions and the terms and conditions of our settlement agreements with the Securities and Exchange Commission and the Department of Justice;

•	Our ability to remain competitive and stimulate customer demand through successful introduction of new products, and to educate our prospective customers on the products we offer;

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Dependence upon the sale of products to a small number of customers and vertical markets, some of which are heavily dependent on government funding or government subsidies which may or may not continue in the future;

•	Dependence upon the sale of products into China and Europe, where macroeconomic factors outside our control may adversely affect our sales;

•	Successful acquisition, development and retention of key personnel;

•	Our ability to effectively manage our reliance upon certain suppliers of key component parts, specialty equipment and logistical services;

•	Our ability to match production volume to actual customer demand;

•	Our ability to manage product quality problems;

•	Our ability to protect our intellectual property rights and to defend claims against us;

•	Our ability to effectively identify, enter into, manage and benefit from strategic alliances;

•	Occurrence of a catastrophic event at any of our facilities;

•	Occurrence of a technology systems failure, network disruption, or breach in data security; and,

•	Our ability to obtain sufficient capital to meet our operating or other needs.

For further information regarding risks and uncertainties associated with Maxwell's business, please refer to the “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our SEC filings, including, but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of these documents may be obtained by contacting Maxwell's investor relations department at (858) 503-3434, or at our investor relations website: investors.maxwell.com. All information in this release is as of April 30, 2013. The company undertakes no duty to update any forward-looking statement to reflect actual results or changes in the company's expectations.

Media & Investor Contact: Michael Sund, +1 858.503.3233; msund@maxwell.com

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MAXWELL TECHNOLOGIES, INC.
SELECTED FINANCIAL HIGHLIGHTS
(in thousands)
(Unaudited)

	Three Months Ended
	December 31,	March 31,
	2012	2013
Invoiced Shipments by Product Line
Ultracapacitor	$26,147	$33,114
Microelectronics and High-Voltage Capacitors	15,757	13,445
Total Invoiced Shipments	$41,904	$46,559

Days Shipments Outstanding	85	67

	December 31,	March 31,
	2012	2013
Other Balance Sheet Data
Cash and Cash Equivalents	$28,739	$34,124
Accounts Payable and Accrued Liabilities	$28,278	$31,358
Debt:
Equipment Term Loan	$3,913	$3,634
Swiss Subsidiary Debt	5,622	5,424
Total Debt	$9,535	$9,058